Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

BHAV Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary Share, par value $0.0001 per share, and three-quarters of one redeemable warrant	(1)	457(a)	11,500,000	$10.00	$115,000,000.00		$15,881.50
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share, included as part of the Units	(2)	Other	11,500,000				0.00
Fees Previously Paid	Equity	Redeemable warrants included as part of the Units	(3)	Other	8,625,000				0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the Units	(4)	457(a)	5,750,000	11.50	66,125,000.00		9,131.86
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the Units	(5)	457(a)	2,875,000	11.50	33,062,500.00	0.0001381	4,565.93
Fees Previously Paid	Equity	Representative shares	(6)	457(a)	575,000	$10.00	$5,750,000.00		$794.08

Total Offering Amounts:							$219,937,500.00		30,373.37
Total Fees Previously Paid:									24,616.33
Total Fee Offsets:									0.00
Net Fee Due:									$5,757.04

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).

(4)	The amount of registration fee relating to the Class A ordinary shares underlying the redeemable warrants included as part of the units previously reported in the prior filing of this registration statement on Form S-1 (the “Prior Registration Statement”) was calculated in error based on a maximum offering price per unit of $10.00 instead of $11.50. As a result, the proposed maximum aggregate offering price relating to the Class A ordinary shares underlying the redeemable warrants as part of the units, and the corresponding amount of registration fee thereof, was understated by $8,625,000 and $1,191.11, respectively. Therefore, only $7,940.75 of the amount of registration fee relating to the Class A ordinary shares underlying the redeemable warrants included as part of the units was previously paid in connection with the filing of the Prior Registration Statement. Accordingly, solely for the purpose of computing the correct amount of the registration fee in this registration statement, the proposed maximum offering price included herein is the product obtained by multiplying 5,750,000 by $11.50.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

Includes 1,500,000 units, consisting of 1,500,000 Class A ordinary shares and 1,125,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.